AGREEMENT


     THIS AGREEMENT (the "Agreement"), effective this ____ day of
__________, (the "Effective Date"), by and between SUBURBAN LODGES OF AMERICA, INC., a Georgia corporation (the "Company"), and _________________ (the "Executive").


                         W I T N E S S E T H:
                         - - - - - - - - - -

     WHEREAS, the Company wishes to assure both itself and its key employees of continuity of management and objective judgment in the event of a threatened or actual change in control of the Company, and to induce its key employees to remain employed by the Company, and the Executive is a key employee of the Company and an integral part of its management; and

     WHEREAS, this Agreement is not intended to alter materially the compensation and benefits that the Executive reasonably could expect to receive in the absence of a threatened or actual change in control of the Company, and this Agreement accordingly will be operative only upon circumstances relating to a change in control of the Company, as set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1.   OPERATION OF AGREEMENT.
          ----------------------

     This Agreement shall be effective immediately upon its execution by the parties hereto, but anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any provision hereof shall be operative unless, during the term of this Agreement, there has been a Change in Control or Threatened Change in Control of the Company, as defined in Section 3 below. Immediately upon such an occurrence, all of the provisions hereof shall become operative.

     2.   TERM OF AGREEMENT.
          -----------------

     The term of this Agreement shall be for a rolling, three (3) year term commencing on the date hereof, and shall be deemed automatically (without further action by either the Company or the Executive) to extend each day for an additional day such that the remaining term of the Agreement shall continue to be three (3) years; provided, however, that on Executive's 62nd birthday this Agreement shall cease to extend automatically and, on such date, the remaining "term" of this Agreement shall be three (3) years; provided further, that the Company may, by notice to the Executive, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be three (3) years following such notice.

     3.   DEFINITIONS.
          -----------

     (a)  Base Amount - The term "BASE AMOUNT" shall have the same
          -----------
meaning as ascribed to it under Section 280G(b)(3) of the Code.

     (b)  Beneficial Owner or Beneficial Ownership - The term
          ----------------    --------------------
"BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

     (c)  Board or Board of Directors - The Board of Directors of
          ---------------------------
Suburban Lodges of America, Inc., or its successor.

     (d)  Cause - The Term "CAUSE" as used herein shall mean: (i)
          -----
Executive's material fraud, malfeasance, gross negligence, or willful misconduct with respect to business affairs of the Company which is directly or materially harmful to the business or reputation of the Company or any subsidiary of the Company, or (ii) Executive's conviction of or failure to contest prosecution for a felony or a crime involving moral turpitude. A termination of Executive for "Cause" based on clause (i) of the preceding sentence shall take effect thirty (30) days after the Company gives written notice of such termination to Executive specifying the conduct deemed to qualify as Cause, unless Executive shall, during such 30-day period, remedy the events or circumstances constituting cause to the reasonable satisfaction of the Company. A termination for Cause based on clause
(ii) above shall take effect immediately upon giving of the termination notice.

     (e)  Change in Control - The term "CHANGE IN CONTROL" as used
          -----------------
herein shall mean:

          (i) An acquisition by any Person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof) of Beneficial Ownership of the Shares then outstanding (the "Company Shares Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding"), if such acquisition of Beneficial Ownership results in the Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) thirty percent (30%) or more of the Company Shares Outstanding or thirty percent (30%) or more of the combined voting power of the Company Voting Securities Outstanding; excluding, however, (A) any such acquisition by a trustee or other fiduciary holding such Shares under one or more employee benefit plans maintained by the Company or any of its subsidiaries, and (B) any such acquisition by David E. Krischer and his immediately family; or

          (ii) The approval of the shareholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (in each case referred to in this Section 3(e) as a "Corporate Transaction"), other than a Corporate Transaction which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof immediately after such Corporate Transaction; provided, however, if the consummation of such Corporate

     Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the Change in Control shall not occur until the obtaining of such consent (either explicitly or implicitly); or

          (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 3(e) that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

     (f)  Code -  The term "CODE" shall mean the Internal Revenue Code
          ----
of 1986, as amended from time to time (the "Code").

     (g)  Disability - The term "DISABILITY" shall mean the
          ----------
Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis for a period of six (6) months.

     (h)  Excess Severance Payment - The term "EXCESS SEVERANCE
          ------------------------
PAYMENT" shall have the same meaning as the term "excess parachute payment" defined in Section 280G(b)(1) of the Code.

     (i)  Excise Tax - The term "EXCISE TAX" shall mean the excise tax
          ----------
imposed under Code Section 4999.

     (j)  Exchange Act - The term "EXCHANGE ACT" shall mean the
          ------------
Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     (k)  Involuntary Termination - For purposes hereof, "INVOLUNTARY
          -----------------------
TERMINATION" shall mean termination of employment that is involuntary on the part of the Executive and that occurs for reasons other than for Cause, Disability or death.

     (l)  Present Value - The term "PRESENT VALUE" shall have the same
          -------------
meaning as provided in Section 280G(d)(4) of the Code.

     (m)  Reasonable Compensation - The term "REASONABLE COMPENSATION"
          -----------------------
shall have the same meaning as provided in Section 280G(b)(4) of the
Code.
     (n)  Severance Payment - The term "SEVERANCE PAYMENT" shall have
          -----------------
the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Code.

     (o)  Shares - The term "SHARES" shall mean the shares of
          ------
common stock of the Company, par value $.01 per share.

     (p)  Threatened Change in Control - The term "THREATENED CHANGE
          ----------------------------
IN CONTROL" shall mean any pending tender offer for any class of the Company's outstanding Shares, or any pending bona fide offer to acquire the Company by merger or consolidation, or any other pending action or plan to effect, or which would lead to, a Change in Control of the Company. A Threatened Change in Control Period shall commence on the first day the action described in the preceding sentence become manifest and shall end when such actions are abandoned or the Change in Control occurs.

     (q)  Voluntary Termination - For purposes hereof, "VOLUNTARY
          ---------------------
TERMINATION" shall mean termination of employment that is voluntary on the part of the Executive, and, in the judgment of the Executive, is due to (i) a reduction of the Executive's responsibilities, title or status resulting from a formal change in such title or status, or from the assignment to the Executive of any duties inconsistent with his title, duties or responsibilities in effect within the year prior to the Change in Control or immediately prior to the Threatened Change in Control; (ii) a reduction in the Executive's compensation or benefits, or (iii) a Company-required involuntary relocation of Executive's place of residence or a significant increase in the Executive's travel requirements. A termination shall not be considered voluntary within the meaning of this Agreement if such termination is the result of Cause, Disability or death of the Executive.

     4.   BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL.
          -------------------------------------------------------

     (a)  Termination -  If a Change in Control or Threatened Change in
          -----------
Control occurs during the term of this Agreement and the Executive's employment is terminated by either a Voluntary or Involuntary
Termination: (i) within twenty-four (24) months following the date of the Change in Control, (ii) within six (6) months prior to the date of the Change in Control, or (iii) during a Threatened Change in Control Period, then the benefits described in Section 4(b) below shall be paid or provided to the Executive.

     (b)  Benefits to be Provided - If the Executive becomes eligible
          -----------------------
for benefits under Section 4(a) above, the Company shall pay or provide to Executive the compensation and benefits set forth in this
Section 4(b).

          (i)  Salary - The Executive will continue to receive his
               ------
     current salary (subject to withholding of all applicable taxes) for a period of thirty-six (36) months from his date of termination in the same manner as it was being paid as of the date of termination; PROVIDED, HOWEVER, that the salary payments provided for hereunder shall be paid in a single lump sum payment, to be paid not later than 30 days after his termination of employment; PROVIDED, FURTHER, that the amount of such lump
     sum payment shall be determined by taking the salary payments to be made and discounting them to their Present Value (as defined in Section 3(l)) on the date Executive's employment is terminated. For purposes hereof, the Executive's "current salary" shall be the highest rate in effect during the twelve-month period prior to the Executive's termination.

          (ii) Bonuses and Incentives - The Executive shall receive
               ----------------------
     bonus payments from the Company for the thirty-six (36) months following the month in which his employment is terminated in an amount for each month equal to one-twelfth of the average ("Average Bonus") of the bonuses paid to him for the two calendar years immediately preceding the year in which such termination occurs. Any bonus amounts that the Executive had previously earned from the Company but which may not yet have been paid as of the date of termination shall not be affected by this provision. Executive shall also receive a prorated bonus for any uncompleted fiscal year at the date of termination equal to the Average Bonus multiplied by the number of days he worked in such year divided by 365 days. The bonus amounts determined herein (including the Average Bonus, any previously earned but unpaid bonus, and the prorated bonus for any uncompleted fiscal year) shall be paid in a single lump sum payment, to be paid not later than 30 days after termination of employment; PROVIDED, FURTHER, that the amount of such lump sum payment shall be determined by taking the bonus payments (as of the payment date) to be made and discounting them to their Present Value (as defined in Section 3(l)) on the date Executive's employment is terminated.

          (iii)  401(k) Plan - The Executive shall receive supplemental
                 -----------
     payments from the Company for the thirty-six (36) months following the month in which his employment is terminated in an amount for each month equal to one-twelfth of the Company's annual contribution to its Section 401(k) Plan ("401(k) Plan") made on his behalf (whether in the form of matching, profit sharing or other employer contribution, but excluding any employee deferrals) for the plan year ending immediately preceding his date of termination. If, as of the date of Executive's termination, the Executive is not fully vested in his benefit under the Plan, the Company shall also pay to the Executive, an additional payment equal to the amount of his account under the 401(k) Plan which was forfeited as a result of his termination. The supplemental payments determined herein shall be paid in a lump sum payment, to be paid not later than 30 days after termination of employment; PROVIDED, HOWEVER, that the amount of the lump sum payment shall be determined by taking the bonus payments (as of the payment date) to be made and discounting them to their Present Value (as defined in Section 3(l)) on the date Executive's employment is terminated.

          (iv) Health, Dental and Life Insurance Coverage - The
               ------------------------------------------
     health, dental and life insurance benefits coverage (including any executive medical plan) provided to the Executive at his date of termination shall be continued by the Company at its expense at the same level and in the same manner as if his employment had not terminated (subject to the customary changes in such coverages if the Executive retires under a Company retirement plan, reaches age 65 or similar events and subject to Executive's right to make any changes in such coverages that an active employee is permitted to make), beginning on the date of such termination and ending on the date thirty-six (36) months from
     the date of such termination. Any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs the Executive was paying for such coverages at the time of termination shall be paid by the Executive by separate check payable to the Company each month in advance. If the terms of any benefit plan referred to in this Section do not permit continued participation by the Executive, the Company will arrange for other coverage at its expense providing substantially similar benefits. The coverages provided for in this Section shall be applied against and reduce the period for which COBRA will be provided. If the Executive is covered by a split-dollar or similar life insurance program at the date of termination, he shall have the option in his sole discretion to have such policy transferred to him upon termination, provided that the Company is paid for its interest in the policy upon such transfer.

          (v)  Stock Options - Upon the occurrence of a Change in
               -------------
     Control (whether or not Executive's employment is terminated), all outstanding stock options granted to Executive under the Suburban Lodges of America, Inc. Stock Option and Incentive Plan and any such similar stock option plan (the "Stock Option Plans") shall become 100% vested and immediately exercisable. To the extent necessary, the provisions of this Section 4(b)(v) shall constitute an amendment of the Executive's stock option agreements under the Stock Option Plans.

          (vi) Outplacement Services - At the Executive's election,
               ---------------------
     the Company shall pay for outplacement services following the Executive's termination of employment, provided that such outplacement services shall not extend for a period longer than 9 months nor exceed a maximum cost of $25,000. The costs of such outplacement services shall be paid directly to, and as billed by, the outplacement agency of Executive's choosing.

          (vii)  Effect of Lump Sum Payment - The lump sum payment under
                 --------------------------
     (i), (ii) or (iii) above shall not alter the amounts Executive is entitled to receive under the benefit plans described in (iv) above. Benefits under such plans shall be determined as if Executive had remained employed and received such payments without reduction for their Present Value over a period of thirty-six (36) months.

     5.   LIMITATION AND ADJUSTMENT OF BENEFITS.
          -------------------------------------

     (a)  Limitation and Adjustment of Benefits Upon Termination.
          ------------------------------------------------------
Notwithstanding anything in this Agreement to the contrary, if, in the opinion of independent tax accountants or counsel selected and retained by the Company and reasonably acceptable to the Executive ("Tax Counsel"), any of the compensation or benefits payable, or to be provided, to Executive by the Company or any member of its affiliated group (the Company and all members of its affiliated group hereinafter collectively referred to as the "Controlled Group") under this Agreement are treated as Excess Severance Payments (whether alone or in conjunction with payments or benefits outside of this Agreement), the Company shall direct Tax Counsel to determine and compare (i) Executive's net income after payment of all federal, state and local

taxes assuming that all of the compensation and benefits payable by the Controlled Group under this Agreement and all such other arrangements are paid to Executive and Executive pays the Excise Tax; and (ii) Executive's net income after payment of all federal, state and local taxes assuming that the total amount of compensation and benefits payable by the Controlled Group under this Agreement and all such other arrangements is reduced such that no Excess Severance Payments result and the Excise Tax is not triggered. If the amount calculated under (ii) above is less than 95% of the amount calculated under (i) above, then the full amount due from the Controlled Group under all such arrangements shall be payable to Executive. If the amount calculated under (ii) above is at least 95% of the amount calculated under (i) above, then the total amount of compensation and benefits payable under all such arrangements shall be reduced, as provided in 5(b) below, such that Executive shall receive no Excess Severance Payments and shall have no liability for Excise Tax.

     (b)  Reduction of Amount - In the event that the amount of any
          -------------------
Severance Payments, including any benefits, which would be payable to or for the benefit of Executive under this Agreement must be modified or reduced to comply with this Section 5, Executive shall direct which Severance Payments are to be modified or reduced; provided, however, that no increase in the amount of any payment or change in the timing of the payment shall be made without the consent of the Company.

     (c)  Avoidance of Penalty Taxes - This Section 5 shall be
          --------------------------
interpreted so as to maximize the net after-tax dollar value to Executive. In determining whether any Excess Severance Payments exist and the most advantageous outcome for Executive, the parties shall take into account all provisions of Code Section 280G, and the Regulations thereunder, including making appropriate adjustments to such calculations for amounts established to be Reasonable Compensation. Both the Company and Executive shall cooperate fully with Tax Counsel and provide Tax Counsel with all compensation and benefit amounts, personal tax information and other information necessary or helpful in calculating such net after-tax amounts. In the event of any Internal Revenue Service examination, audit or other inquiry, the Company and Executive agree to take action to provide, and to cooperate in providing, evidence to the Internal Revenue Service (and, if applicable, the state revenue department) to achieve this goal.

     (d)  Correction of Determination - If it is established pursuant
          ---------------------------
to a final determination of a court or an Internal Revenue Service proceeding, or pursuant to an opinion of Tax Counsel, that notwithstanding the good faith of the Company and Executive in applying the terms of this Section 5, either (i) the amounts paid to Executive unintentionally constituted Excess Severance Payments and triggered the Excise Tax, even though the payments to Executive were reduced in an effort to avoid such result; or (ii) the amounts paid to Executive were reduced by more than was necessary to avoid triggering the Excise Tax, then the parties shall make the applicable correction that will achieve the goal described in Section 5(c) hereof. In the event the error referred to in clause (i) hereof occurs, Executive is hereby required to repay to the Company, within 15 days after the error is discovered, the amount necessary to avoid the Excise Tax; provided, however, that if Executive, based on advice from Tax Counsel and Executive's own tax advisor, determines that the return of such amounts will not serve to eliminate the Excess Severance Payments and the Excise Tax, the Company then shall be obligated to pay to Executive, within 15 days after Executive notifies the Company of
Executive's determination, the total amount by which the original amount of Executive's compensation and benefits were reduced pursuant to the terms of Sections 5(a) and (b) hereof. In the event the error referred to in clause (ii) hereof occurs, the Company is hereby required to repay to Executive, within 15 days after the error is discovered, the maximum amount of the compensation and benefits that were reduced pursuant to the terms of Sections 5(a) and (b) hereof that Executive may receive without triggering the Excise Tax.

     6.   MISCELLANEOUS.
          -------------

     (a)  No Obligation to Mitigate - Executive shall not be required
          -------------------------
to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer after the date of termination, or otherwise.

     (b)  Notices - Any notice or other communication required or
          -------
permitted under this Agreement shall be effective only if it is in writing and shall be deemed to have been duly given when delivered personally or seven days after mailing if mailed first class by registered or certified mail, postage prepaid, addressed as follows:

     If to the Company:       Suburban Lodges of America, Inc.
                              300 Galleria Parkway
                              Suite 1200
                              Atlanta, Georgia  30339
                              Attention:  President

     If to the Executive:     _________________________________
                              _________________________________
                              _________________________________

     or to such other address as any party may designate by notice to the others.

     (c)  Assignment - This Agreement shall inure to the benefit of
          ---------
and shall be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives and successors, but, except as hereinafter provided, neither this Agreement nor any right hereunder may be assigned or transferred by either party thereto, or by any beneficiary or any other person, nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy or other legal process of any kind against the Executive, his beneficiary or any other person. Notwithstanding the foregoing, any person or business entity succeeding to substantially all of the business of the Company by purchase, merger, consolidation, sale of assets or otherwise, shall be bound by and shall adopt and assume this Agreement and the Company shall obtain the assumption of this Agreement by such successor. If Executive shall die while any amount would still be payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive) if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive's estate.

     (d)  No Obligation to Fund - The agreement of the Company (or its
          ---------------------
successor) to make payments to the Executive hereunder shall represent solely the unsecured obligation of the Company (and its successor), except to the extent the Company (or its successors) in its sole discretion elects in whole or in part to fund its obligations under this Agreement pursuant to a trust arrangement or otherwise.

     (e)  Applicable Law - This Agreement shall be governed by and
          --------------
construed and enforced in accordance with the laws of the State of Georgia.

     (f)  Claims; Expenses - All claims by Executive for compensation
          ----------------
and benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to Executive for a review of a decision denying a claim and shall further allow Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that Executive's claim has been denied. In the event the Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in part, in obtaining or enforcing any such rights or benefits through settlement or otherwise, the Company shall promptly pay Executive's reasonable legal fees and expenses incurred in enforcing this Agreement. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute.

     (g)  Amendment - This Agreement may only be amended by a written
          ---------
instrument signed by the parties hereto, which makes specific reference to this Agreement.

     (h)  Severability - If any provision of this Agreement shall be
          ------------
held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

     (i)  Other Benefits - Nothing in this Agreement shall limit
          --------------
or replace the compensation or benefits payable to Executive, or otherwise adversely affect Executive's rights, under any other benefit plan, program or agreement to which Executive is a party.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officers and the Executive has hereunder set his hand, as of the date first above written.

                                    SUBURBAN LODGES OF AMERICA, INC.


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________

(Corporate Seal)


Attest:________________________
       Secretary

                                    EXECUTIVE


                                    __________________________________